Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement Nos. 333-53014, 333-71618, 333-74108, and 333-198266 on Form S-3, Registration Statement Nos. 333-150165, 333-155604, 333-167840, 333-174745, 333-174760, 333-177493, and 333-198265 on Form S-4, and Registration Statement Nos. 333-54818, 333-71702, 333-90455, 333-91852, 333-116903, 333-124957, 333-127060, 333-155317, 333-157826, 333-167839, 333-171257, 333-173383, 333-177494, 333-179977, 333-182910, 333-191156, 333-198268, and 333-206620 on Form S-8 of our report dated March 10, 2016, relating to the financial statements of Kratos Defense & Security Solutions, Inc. (the “Company”) (which report expresses an unqualified opinion and includes explanatory paragraphs related to the presentation of discontinued operations and the early adoption of a new accounting standard), and the effectiveness of the Company’s internal control over financial reporting, appearing in this Annual Report on Form 10-K of the Company for the year ended December 27, 2015.

/s/ DELOITTE & TOUCHE LLP

San Diego, California
March 10, 2016